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                                                                    EXHIBIT 99.6

                                        LAZARD FRERES & CO. LLC
                                        30 Rockefeller Plaza
                                        New York, NY  10020

                                        Phone 212-632-6000
                                        Fax   212-632-6060
                                        www.lazard.com



                                        May 10, 2000





The Board of Directors
Metamor Worldwide, Inc.
4400 Post Oak Parkway
Suite 1100
Houston, TX 77027-3413

    We hereby consent to (i) the use of our opinion letter, dated March 21, 2000, to the Board of Directors of Metamor Worldwide, Inc. ("Metamor"), included as Annex 3 to the joint prospectus/proxy statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger between PSINet Inc.'s wholly owned subsidiary PSINet Shelf IV Inc. and Metamor, and (ii) references to such opinion in such joint prospectus/proxy statement under the captions "Summary--Fairness Opinions of Financial Advisors," "The Merger-- Background to the Merger," "The Merger--Metamor's Reasons for the Merger and Board of Directors' Recommendation," and "The Merger--Opinion of Metamor's Financial Advisor." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        LAZARD FRERES & CO. LLC


                                        By: /s/ Patrick Sayer
                                           ------------------------------
                                           Patrick Sayer
                                           Managing Director